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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 5, 2002


                          LEVEL 3 COMMUNICATIONS, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

   Delaware                     000-15658                     47-0210602
   --------                     ---------                     ----------
(State or other              (Commission File                (IRS Employer
jurisdiction of                   Number)                  Identification No.)
incorporation)

1025 Eldorado Blvd., Broomfield, Colorado               80021
-----------------------------------------             ----------
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code: (720) 888-1000
                                                    --------------


                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed from last report)


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Item 5.  Other Events

On July 5, 2002, Level 3 Communications, Inc. (the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement") with certain institutional investors (the "Investors") in connection with the offering and sale of $500,000,000 aggregate principal amount of its 9% Junior Convertible Subordinated Notes due 2012 (the "Notes"). The Notes are convertible into shares of common stock at the option of the holder and, under certain circumstances, are convertible at the option of the Company into shares of its Series B Preferred Stock. On July 8, 2002, the sale of the Notes was consummated. A copy of the Purchase Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The Notes are being issued pursuant to an Indenture, dated as of September 20, 1999 (a form of which was filed as an exhibit to the Company's Registration Statement on Form S-3 (File No. 333-68887)), and a Third Supplemental Indenture, dated as of July 8, 2002 (the "Third Supplemental Indenture"). A copy of the Third Supplemental Indenture is attached hereto as
Exhibit 1.2 and is incorporated herein by reference. The preferred stock issuable under certain circumstances upon conversion of the Notes will be governed by the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series B Convertible Preferred Stock, the form of which is attached hereto as Exhibit 1.3 and is incorporated herein by reference. On July 8, 2002, the Company issued a press release announcing the sale of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The offering was made pursuant to the Company's Registration Statement on Form S-3 (File No. 333-91899) and the Registration Statement on Form S-3 (File No. 333-53914) (collectively, the "Registration Statements") under the Securities Act of 1933, as amended. The Registration Statements provide that the Company may from time to time offer its debt and equity securities with an aggregate public offering price of up to approximately $3.1 billion (before giving effect to the sale of the Notes).

In connection with the execution of the Purchase Agreement, the Company and the Investors entered into an agreement (the "Agreement"), dated as of July 5, 2002, setting forth certain agreements and understandings between the Company and the Investors. A copy of the Agreement is attached hereto as Exhibit 1.4 and is incorporated herein by reference.

In connection with the execution of the Purchase Agreement, the Company amended its Rights Agreement, dated as of May 29, 1998. A copy of the amendment is attached hereto as Exhibit 1.5 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(a) Financial statements of businesses being acquired:

Not Applicable

(b)  Pro forma financial information:

Not Applicable

(c)  Exhibits:

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1.1  Securities Purchase Agreement, dated as of July 5, 2002, among the Company and the Investors named therein.

1.2 Third Supplemental Indenture, dated as of July 8, 2002, among the Company and the Bank of New York, as trustee.

1.3 Form of Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series B Convertible Preferred Stock of the Company.

1.4 Agreement, dated as of July 5, 2002, among the Company and the Investors named therein.

1.5 Amendment No. 1 to the Rights Agreement, dated as of July 5, 2002, by and between the Company and Wells Fargo Bank Minnesota, NA (formerly known as Norwest Bank Minnesota, N.A.), as rights agent.

99.1 Press release, dated as of July 8, 2002, relating to the offering of the Company's 9% Junior Convertible Subordinated Notes due 2012


Item 9. Regulation FD Disclosure

In addition, the Company announced today that for the three months ended June 30, 2002, the Company acquired $75,225,000 aggregate principal amount at maturity of 12-7/8% Senior Discount Notes due 2010. The Company issued approximately 4.95 million shares of its common stock in exchange for the debt. Also, for the three months ended June 30, 2002, the Company acquired $43,550,000 aggregate principal amount of the Company's 6% Convertible Subordinated Notes due 2009 and $21,450,000 aggregate principal amount of the Company's 6% Convertible Subordinated Notes due 2010. The Company issued approximately 4.225 million shares of its common stock in exchange for this convertible debt.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                  Level 3 Communications, Inc.


                                                  By: /s/ Neil J. Eckstein
                                                      -------------------------
                                                      Name:  Neil J. Eckstein
                                                      Title:  Vice President

Date:  July 8, 2002



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